Exhibit 99.1

I-Link’s WorldxChange Subsidiary Completes Purchase of RSL COM

U.S.A.’s Enterprise Businesses

DRAPER, Utah, December 11, 2002 — I-Link Incorporated (“I-Link”, OTC-Electronic Bulletin Board: ILNK) today announced that its wholly-owned subsidiary, WorldxChange Corp. (“WorldxChange”) has completed the purchase of the Enterprise and Agent business of RSL COM U.S.A., Inc. (“RSL”).  The acquisition includes the assets used by RSL to provide long distance voice and data services, including frame relay, to small and medium size businesses (“Direct” business), and the assets used to provide long distance and other voice services to small businesses and the consumer/residential market (“A&R” business), together with the existing customer base of the Enterprise and Agent business.

WorldxChange paid a purchase price of $7.5 million, subject to certain closing balance sheet adjustments, and agreed to pay up to an additional $3.0 million on March 31, 2004, contingent upon the achievement of certain revenue levels by the Direct business for the year 2003.  RSL’s revenue run rate, based on annualized current operations, is approximately $50 million.

RSL had filed for bankruptcy on March 16, 2001 under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. The Bankruptcy Court approved the acquisition, which was also subject to the approval of the Federal Communications Commission and various state public utility commissions.

RSL’s A&R business is a natural fit with WorldxChange’s current business strategy and the migration of its existing traffic to WorldxChange’s network is expected to be significantly accretive.  RSL’s customers will benefit from WorldxChange’s network coverage and international routing capabilities.

RSL’s Direct business represents a strategic expansion of WorldxChange’s customer channels.  The migration of the Direct voice traffic to WorldxChange’s network is also expected to be accretive, while the Direct date network will be a new area of focus for WorldxChange.  This new channel has the potential to add significant value to the Company due to the long-term nature of the Direct customer contracts.  WorldxChange will retain the Direct business value proposition of superior customer care and customized solutions.

The RSL transaction is an excellent example of WorldxChange’s strategy of making “bolt-on” acquisitions that will increase the utilization of its network capacity and consequently be accretive to earnings.

Allan Silber, Chairman of I-Link’s board of directors, said, “The sale of our I-Link Communications Inc. business, which was announced a few days ago, allows us to concentrate on building WorldxChange as well as pursue licensing opportunities for our VoIP patents and technology. WorldxChange’s RSL acquisition will make a significant contribution to earnings and cash flow.”

Forward-Looking Statements

The statements made in this release that are not historical facts contain forward-looking information that involves risks and uncertainties. All statements, other than statements of historical facts, which address I-Link’s expectations as a result of the purchase, should be considered as forward-looking statements. Such statements made by I-Link are based on knowledge of the environment in which it currently operates, but because of the factors herein listed, as well as other factors beyond the control of I-Link, actual results may differ materially from the expectations expressed in the forward-looking statements. Important factors that may cause actual results to differ from anticipated results include, but are not limited to, obtaining necessary approvals and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

About I-Link Incorporated

Headquartered in Draper, Utah, I-Link Incorporated (OTC-Electronic Bulletin Board: ILNK) has developed a proprietary, software-defined communications platform which unites traditional telecommunications capabilities with data Internet Protocol(IP) systems to converge telecommunications, wireless, paging, voice-over-IP(VoIP) and Internet technologies. Through its subsidiary, WorldxChange Corp., I-Link provides international and domestic long distance services. For further information, visit I-Link’s website at www.i-link.com.

About WorldxChange Corp.

Headquartered in San Diego, California, WorldxChange Corp. is a facilities-based communications carrier that provides international and domestic long-distance services. WorldxChange has on-net coverage in most of the US Local Access and Transport Areas, and has points of presence in over 30 US cities and 10 switches in seven US cities. The Company backbone is comprised of circuits from a variety of vendors. In addition to providing discounted long distance services to both residential and small business customers, including “1+” and “dial-around”, WorldxChange offers a multi-level marketing program. For further information, visit WorldxChange’s website at www.worldxchange.com.

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Contact:	Stephen Weintraub, Senior VP & Secretary
416-866-3058 saw@counselcorp.com